Exhibit 4.5

ASSUMPTION SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of March 30, 2021, among Ferrellgas, L.P., a Delaware limited partnership and successor to Ferrellgas Escrow, LLC (the “Company”), Ferrellgas Finance Corp., a Delaware corporation and successor to FG Operating Finance Escrow Corp. (“Finance Corp.” and, together with the Company, the “Issuers”), the Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as trustee (the “Trustee”) under the Indenture referred to herein. This Supplemental Indenture constitutes the Assumption Supplemental Indenture (as defined in the Indenture referred to herein).

W I T N E S S E T H

WHEREAS, Ferrellgas Escrow, LLC and FG Operating Finance Escrow Corp. (together, the “Escrow Issuers”) have heretofore executed and delivered to the Trustee an Indenture, dated as of March 30, 2021 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of 5.875% Senior Notes due 2029 (the “Notes”);

WHEREAS, in connection with the Refinancing Transactions, Ferrellgas Escrow, LLC has merged with and into the Company, FG Operating Finance Escrow Corp. has merged with and into Finance Corp., and the Company and Finance Corp. have become the successor “Issuers” under the Indenture, and each of the Guarantors have agreed to unconditionally Guarantee, on a joint and several basis with the other Guarantors, the full and prompt payment of the principal of and premium, if any, and interest, if any, in respect of the Notes on a senior unsecured basis and all other obligations under the Indenture;

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture;

WHEREAS, each of the Issuers and the Guarantors are authorized to enter into this Supplemental Indenture; and

WHEREAS, all acts, conditions, proceedings and requirements necessary to make this Supplemental Indenture a valid, binding and legal agreement enforceable in accordance with its terms for the purposes expressed herein, in accordance with its terms, have been duly done and performed.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuers, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

CAPITALIZED TERMS. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

1.ISSUERS’ AGREEMENT TO BE BOUND. Each of the Company and Finance Corp. have become a party to the Indenture by operation of law and hereby enters into this Supplemental Indenture to evidence its succession to the Escrow LLC Issuer and the Escrow Corp. Issuer, respectively, under the Indenture. As successors to the Escrow Issuers, each of the Company and Finance Corp. shall have all of the rights and be subject to all of the obligations and agreements of the Escrow LLC Issuer and the Escrow Corp. Issuer, respectively, under the Indenture and shall be hereinafter together deemed as the “Issuers” thereunder. Each of the Company and Finance Corp. agrees to be bound by all of the provisions of the Indenture applicable to the Issuers and to perform all of the obligations and agreements of the Issuers under the Indenture.

2.GUARANTEES. Each of the Guarantors hereby becomes a party to the Indenture as a Guarantor and as such shall have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture. Each of the Guarantors agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor, including Article 10 thereof, and to perform all of the obligations and agreements of a Guarantor under the Indenture and shall unconditionally Guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture.

3.NO RECOURSE AGAINST OTHERS. Except as otherwise set forth below, no partner, director, officer, employee, incorporator, member, manager, unitholder, stockholder or other holder of Capital Stock of any General Partner Guarantor, either Issuer or any Subsidiary Guarantor, in such capacity, shall have any liability for any obligations of the Issuers or the Guarantors under the Notes or the Indenture or any claim based on, in respect of, or by reason of, these obligations; provided, for the avoidance of doubt, that the foregoing shall not apply to obligations of any such Person that is an Issuer or a Guarantor, in its capacity as such. Each Holder, by accepting a Note, waives and releases all such liability. Such waiver and release are part of the consideration for issuance of the Notes.

4.THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5.RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture and the Notes are in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

6.COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

7.EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8.THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuers and the Guarantors.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

FERRELLGAS, L.P.

By:	Ferrellgas, Inc., its General Partner

By:	/s/ Brian W. Herrmann
Name:	Brian Herrmann
Title:	Interim Chief Financial Officer and Treasurer

FERRELLGAS FINANCE CORP.

By:	/s/ Brian W. Herrmann
Name:	Brian Herrmann
Title:	Interim Chief Financial Officer and Treasurer

FERRELLGAS, INC.

By:	/s/ Brian W. Herrmann
Name:	Brian Herrmann
Title:	Interim Chief Financial Officer and Treasurer

BLUE RHINO GLOBAL SOURCING, INC.

By:	/s/ Brian W. Herrmann
Name:	Brian Herrmann
Title:	Interim Chief Financial Officer and Treasurer

BRIDGER LOGISTICS, LLC

By: Ferrellgas, L.P., its sole member
By: Ferrellgas, Inc., its general partner

By:	/s/ Brian W. Herrmann
Name:	Brian Herrmann
Title:	Interim Chief Financial Officer and Treasurer

BRIDGER LAKE, LLC
BRIDGER MARINE, LLC
BRIDGER ADMINISTRATIVE SERVICES II, LLC
BRIDGER REAL PROPERTY, LLC
BRIDGER TRANSPORTATION, LLC
BRIDGER LEASING, LLC
BRIDGER STORAGE, LLC

[Signature Page to 2029 Supplemental Indenture]

BRIDGER RAIL SHIPPING, LLC

By:	Bridger Logistics, LLC, its sole member
By:	Ferrellgas, L.P., its sole member
By:	Ferrellgas, Inc., its general partner

By:	/s/ Brian W. Herrmann
Name:	Brian Herrmann
Title:	Interim Chief Financial Officer and Treasurer

J.J. ADDISON PARTNERS, LLC
J.J. KARNACK PARTNERS, LLC
J.J. LIBERTY, LLC

By:	Bridger Real Property, LLC, its sole member
By:	Bridger Logistics, LLC, its sole member
By:	Ferrellgas, L.P., its sole member
By:	Ferrellgas, Inc., its general partner

By:	/s/ Brian W. Herrmann
Name:	Brian Herrmann
Title:	Interim Chief Financial Officer and Treasurer

BRIDGER TERMINALS, LLC
SOUTH C&C TRUCKING, LLC

By:	Bridger Logistics, LLC, its sole member
By:	Ferrellgas, L.P., its sole member
By:	Ferrellgas, Inc., its general partner

By:	/s/ Brian W. Herrmann
Name:	Brian Herrmann
Title:	Interim Chief Financial Officer and Treasurer

FNA CANADA, INC.

By:	/s/ Brian W. Herrmann
Name:	Brian Herrmann
Title:	Interim Chief Financial Officer and Treasurer

[Signature Page to 2029 Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION,
AS TRUSTEE

By:	/s/ Hazrat R. Haniff
Name:	Hazrat R. Haniff
Title:	Assistant Vice President

[Signature Page to 2029 Supplemental Indenture]